Exhibit 99(ii)

Certification of
Jan Pasternack, Chief Financial Officer
of Titanium Holdings Group, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-QSB (the “Form 10-QSB”) for the quarter ended September 30, 2002 of Titanium Holdings Group, Inc. (the “Issuer”).

I, Jan Pasternack, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:

(i)	the Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  November 13th 2002.

/s/ Jan Pasternack
Jan Pasternack

Subscribed and sworn to before me
this 13th day of November, 2002.

/s/ Fred J. Kunz
Name:	Fred J. Kunz
Title:	Notary Public, State of New York

My commission expires:  03/17/2003

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